Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of InvenSense, Inc. and subsidiaries (“the Company”) and the effectiveness of the Company’s internal control over financial reporting dated May 25, 2016 appearing in the Annual Report on Form 10-K of the Company for the year ended April 3, 2016.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

September 30, 2016